Pricing Supplement No. 1                         Filing under Rule 424(b)(3)
Dated November 20, 2000                          Registration File No. 333-77569
(to Prospectus dated August 3,
2000 and Prospectus Supplement
dated September 7, 2000)

                                Merck & Co., Inc.
                           Medium-Term Notes, Series D
                               Floating Rate Notes

Principal Amount         $35,000,000

Trade Date:              November 14, 2000

Settlement Date:         November 27, 2000

Stated Maturity:         November 27, 2040

Interest Rate Basis:     3-Month LIBOR

Spread:                  Minus 45 basis points

LIBOR Interest
Determination Date:      Two New York Business Days prior to each Interest
                         Payment Date

Interest
Payment Dates:           November 27, February 27, May 27, August 27, commencing
                         on February 27, 2001

Business Days:           New York

Issue Price:             100.00%

Agent's
Commission:              1.00%

Net Proceeds
to Company:              99.00%

Calculation Agent:       U.S. Bank Trust National Association

CUSIP:                   58933NAM1


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Optional
Repayment Dates:         The notes are redeemable at the option of the holder on
                         the Optional Repayment Dates (subject to prior notice) and at the prices as shown below:

                              Optional Repayment Dates          Price
                              ------------------------          -----

                                 November 27, 2010              99.00%

                                 November 27, 2013              99.25%

                                 November 27, 2016              99.50%

                                 November 27, 2019              99.75%

                                 November 27, 2022 and         100.00%
                                 every 3 years thereafter
                                 until maturity

         Terms not defined above have the meanings given to such terms in the accompanying prospectus supplement.

                           MORGAN STANLEY DEAN WITTER